EXHIBIT 10.25d


                          INSTRUMENT OF ASSIGNMENT AND
                           ASSUMPTION OF NON-EMPLOYEE
                           DIRECTORS COMMON STOCK AND
                           DEFERRED COMPENSATION PLAN

         THIS INSTRUMENT (the "Assignment and Assumption Agreement"), made as of the 21st day of July, 2000, by and between The United Illuminating company, a Connecticut corporation (the "Assignor"), and UIL Holdings Corporation, a Connecticut corporation (the "Assignee").

                               WITNESSETH THAT:

         WHEREAS, effective at the close of business on July 20, 2000, and pursuant to an Agreement and Plan of Merger and Share Exchange, dated as of January 24, 2000, among Assignor, Assignee and United Mergings, Inc., Assignor became a wholly-owned subsidiary of Assignee, and each outstanding share of Assignor's Common Stock was automatically converted into and exchanged for one share of Assignee's Common Stock; and

         WHEREAS, effective at the close of business on July 20, 2000, each non-employee Director of Assignor was duly elected a Director of Assignee; and

         WHEREAS, Assignor has had in effect since December 22, 1980 a compensation plan for its non-employee Directors, which plan, as amended and restated on July 23, 1990, December 17, 1990, May 15, 1996, December 13, 1999, and as of the close of business on July 20, 2000, has provided for the payment to non-employee Directors of Assignor of portions of their compensation for service as Directors in shares of Assignor's Common Stock, and has allowed non-employee Directors of Assignor to defer the payment of part of the fees payable to them for service as Directors of Assignor, all as set forth and described in said Non-Employee Directors Common Stock and Deferred Compensation Plan, as amended and restated (the "Plan"); and

         WHEREAS, the Plan, as amended by said amendment as of the close of business on July 20, 2000, has become the Plan of Assignee; and

         WHEREAS, Assignor desires to assign and Assignee desires to assume, all of Assignor's right and interest in and to, and all of the obligations and liabilities arising out of the Plan,


         NOW THEREFORE, in consideration of the premises, Assignor and Assignee hereby agree as follows:

     1. Assignor assigns, transfers and delivers to Assignee, and Assignee hereby assumes, all of Assignor's right and interest in and to, and all of the obligations and liabilities arising out of, the Plan.

     2. Assignee assumes and agrees to perform all of the terms, conditions, covenants and agreements of the Plan on the part of the Company (as that term is defined in the Plan) thereunder, including, without limitation, all obligations of Assignor to individuals who have served as Directors of Assignor at any time since December 22, 1980, and to their beneficiaries, spouses, legal guardians or conservators; and Assignee does hereby covenant and agree to hold harmless Assignor from and against any claims, demands, suits, actions, damages or expenses, including but not limited to attorneys' fees, arising out of or in any way connected with any default or alleged default on the part of Assignee in faithful performance of the terms, conditions, covenants and agreements contained in the Plan.

     3. This Assignment and Assumption Agreement may not be modified in any manner or terminated, except by an instrument in writing executed by the parties hereto.

     4. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed as of the day and year first written above.

ASSIGNOR:
THE UNITED ILLUMINATING COMPANY


By:  /s/ Robert L. Fiscus
     ------------------------------------------------
      Robert L. Fiscus
      Its:  Vice Chairman of the Board of Directors
            and Chief Financial Officer



And by:  /s/ Charles J. Pepe
         --------------------------------------------
           Charles J. Pepe
           Its:  Treasurer


ASSIGNEE:
UIL HOLDINGS CORPORATION



By:  /s/Robert L. Fiscus
     ------------------------------------------------
      Robert L. Fiscus
      Its:  Vice Chairman of the Board of Directors
            Chief Financial Officer, Treasurer and
            Secretary

                                        2